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                    Kimco Realty Corporation and Subsidiaries
         Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends For the Year Ended December 31, 2000

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


Income before extraordinary items                                                                 $205,024,840

Add:
   Interest on indebtedness                                                                         90,290,264
   Amortization of debt related expenses                                                             2,394,189
   Portion of rents representative of the
     interest factor                                                                                 5,679,310
                                                                                                  ------------
                                                                                                   303,388,603

Adjustment for equity share in partnerships                                                        (12,515,764)
                                                                                                  ------------

       Income before extraordinary items, as adjusted                                             $290,872,839
                                                                                                  ============


Combined fixed charges and preferred stock dividends--
   Interest on indebtedness                                                                         94,840,265
   Preferred stock dividends                                                                        26,328,281
   Amortization of debt related expenses                                                             2,158,792
   Portion of rents representative of the
     interest factor                                                                                 5,679,310
                                                                                                  ------------

        Combined fixed charges and preferred stock dividends                                      $129,006,648
                                                                                                  ============

Ratio of Earnings to Combined Fixed Charges
   and Preferred Stock Dividends                                                                           2.3
                                                                                                  ============
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